February 7 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Oneita Industries, Inc.
               Registration Statement on Form S-3

Gentlemen:

     Reference is made to the filing by Oneita Industries, Inc. (the "Company") of a Registration Statement (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 1,607,143 shares of the Company's Common Stock, $.25 par value per share (the "Common Stock").

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-laws, as amended, its corporate minutes, the form of its Common Stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

     We are not admitted to practice in any jurisdiction other than the State of New York. We do not purport to be experts in the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.

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Securities and Exchange Commission
February 7 1996
Page Two


     2. The shares of Common Stock covered by the Registration Statement when issued and sold and proceeds received by the Company, all in the manner contemplated by the Registration Statement, will be duly and validly issued, fully paid and are non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            BLAU, KRAMER, WACTLAR &
                                             LIEBERMAN, P.C.